Exhibit 99.2

TERRA INNOVATUM GLOBAL

Q3 FY2025 NKLR Earnings Call Script DRAFT

Giordano Morichi

Thank you and good morning, everyone. This is an exciting day for Terra Innovatum - our first earnings call as a Nasdaq-listed company following our successful business combination last month. I am pleased to introduce Alessandro Petruzzi, Co-Founder and Chief Executive Officer, and Guillaume Moyen, our Chief Financial Officer.

You should have the earnings release that crossed the wires this morning as well as the slides that will accompany our conversation. If not, you can find these documents on our investor relations website at investors.terrainnovatum.com.

Please turn to Slide 2 to review cautionary statements. As you are likely aware, during the formal presentation as well as the Q&A session, management may make some forward-looking statements about our current plans, beliefs and expectations. These statements apply to future events that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from what is stated here today. These risks, uncertainties and other factors are provided in the earnings release, as well as in other documents filed by the company with the Securities and Exchange Commission. These documents can be found on our website or at sec.gov.

Now, if you will please turn to Slide 3, and I’ll turn the call over to Alessandro to begin. Alessandro?

Alessandro petruzzi

Thank you, Giordano. Good morning to all. This is a milestone moment for Terra Innovatum as we present our inaugural earnings results as a public company.

Turning to Slide 3 - Making Nuclear Accessible.

Terra Innovatum has developed what we believe is the industry’s first commercially-ready microreactor design, the SOLO™. It’s a 1 MWe, helium-cooled reactor powered by widely available low-enriched uranium fuel. SOLO runs autonomously for 15 years without refueling, or 45 years with two core swaps. One SOLO powers the equivalent of approximately 200 average U.S. homes, making it ideal for distributed energy needs at data centers, hospitals, and industrial facilities.

In October, we completed our business combination with GSR III, providing the capital and brand elevation to execute our go-to-market strategy. As a Nasdaq-listed company, we are positioned to achieve NRC approval for our first-of-a-kind reactor by 2027 and begin commercialization by 2028.

On Slide 4 - Post-Listing Activities.

We are fully funded to advance three critical workstreams: first, advancing NRC licensing; second, constructing our FOAK reactor; and third FOAK operation, leading to subsequent commercialization and scaling of our commercial production. Our capital raise provides the resources to execute with discipline and confidence.

Slide 5 highlights our key Differentiators.

SOLO is safe by physics, built from off-the-shelf components using existing LEU fuel. Our design is complete - no new R&D needed. This streamlines licensing, reduces risk, and enables rapid deployment. SOLO’s versatility provides electricity, process heat, and radioisotopes at the point of demand.

On Slide 6, we’re experiencing strong regulatory tailwinds.

The U.S. NRC and White House are accelerating advanced reactor approvals. Beginning October 1, the NRC reduced licensing fees by 50% - from $318 to $148 per hour - significantly lowering our licensing costs. The NRC has also streamlined the microreactor approval pathway, offering parallel licensing processes with priority for solutions like ours.

Turning to Slide 7 - Licensing Updates.

In January 2025, we submitted our regulatory engagement plan to the NRC. We’ve submitted topical reports covering design, safety, fuel, and operations. The NRC accepted our Principal Design Criteria report in May, with the expected review targeted for completion by end of 2025.

We are pursuing an accelerated dual-track licensing process with the NRC for our FOAK reactor, with construction permit and operating license activities proceeding in parallel. We expect FOAK approvals in 2027, followed by commercial license approval in 2028. Our confidence in this timeline is rooted in decades of know-how in the nuclear industry and licensing, and six years of now completed SOLO reactor design work using proven components and fuel. We have no new materials or fuel types to validate, and our FOAK design is identical to our commercial unit contributing to a faster commercialization licensing and deployment.

This positions us as the fastest commercial microreactor to market.

On Slide 8 - Commercialization Updates.

We’ve signed MOUs for up to 100 SOLO units, representing $1.9 billion in potential revenue. Since our Nasdaq listing, we’ve seen accelerated customer inbounds. Our focus is translating these MOUs into binding orders within the next 12 months.

Slide 9 highlights our Ameresco partnership.

Ameresco is a leading U.S. energy infrastructure provider with 25 years of experience in distributed energy solutions for federal, state, and municipal customers. This partnership targets deployment of 50 SOLO reactors with U.S. focus on DOD and DOE sites, plus commercial and global opportunities. This accelerates our access to shovel-ready projects aligned with federal energy security mandates.

On Slide 10 - FOAK Deployment.

We’ve selected Rock City Admiral Parkway in Illinois for our FOAK site. Rock City is a 6 million square-foot underground industrial facility serving major retailers, food chains, and government archives. Deploying FOAK at a commercial industrial site demonstrates SOLO’s real-world readiness and immediately validates our business case. The MOU includes an option for up to 50 additional SOLO deployments on-site.

Slides 11 and 12 showcase our supply chain network.

We’ve adopted a fab-less manufacturing model—partnering with established nuclear suppliers rather than building internal facilities. This provides balance sheet flexibility, cost transparency, and rapid scalability. Partners include ATB Riva Calzoni, Paragon, TechSource, Conuar, and an established fuel supplier. ATB, a 100-year-old nuclear supplier with 646,000 square feet of nuclear-qualified manufacturing space, has begun preliminary production activities for our FOAK. Our partner network can accommodate production of 400 SOLO reactors per year by end of 2028.

This robust supply chain, combined with our capital-light model, enables us to focus resources on licensing, customer development, and execution.

With that foundation, I’ll now turn to Guillaume for our financial updates. Guillaume?

Guillaume moyen

Thank you, Alessandro and good morning, everyone.

Turning to Slide 13 - Financing.

We completed our business combination with GSR III on October 9th, generating $131 million in gross proceeds, or $109 million net of expenses. This fully funds our FOAK licensing and construction activities, estimated at approximately $70 million. Our capital-light, fab-less model means we have no requirement for major manufacturing facility investment in the near term - we scale production through our partner network.

Our pro-forma capital structure is now debt-free.

On Slide 14 - Financial Updates.

For Q3 2025, our loss from operations was $2.3 million . As of September 30, we had $2.15 million in cash.

Strategic priorities appear on Slide 15:

First, convert our MOUs and advanced discussions into committed orders through partnerships like Ameresco and internal business development led by our US team.

Second, maintain our accelerated NRC licensing pace to achieve 2027 FOAK and 2028 commercial approvals.

Third, strengthen our supply chain partnerships to support up to 400-unit-per-year production capacity.

I’ll now turn back to Alessandro for closing remarks.

Alessandro Petruzzi

Thanks, Guillaume.

These three priorities - converting MOUs to orders, advancing NRC licensing, and strengthening our supply chain - will guide our execution over the next 12 to 18 months. We are confident in our ability to deliver based on decades of industry experience in US and abroad, and we have the right leadership team and board of directors in place to execute.

Our independent board is led by Katherine Williams, former CEO of Framatome, alongside Michael Howard (Chair of the World Energy Council), Rex Jackson (former CFO of ChargePoint), and Peter Hastings (former VP of Regulatory Affairs at Kairos Power).

On Slide 16, we’ll be engaging with the investment community at upcoming conferences hosted by Bank of America, ROTH, UBS, B. Riley, Benchmark, Mizuho, and Craig-Hallum. We look forward to further dialogue with investors as we advance. We will also be attending industry conferences in the US and beyond, stay tuned for more and look for updates in our IR site.

To conclude, we want to express our excitement in presenting our first earnings call as a public company. Terra Innovatum remains focused on executing our three core priorities: advancing NRC licensing to achieve our 2027 FOAK and 2028 commercial milestones, scaling our supply chain partnerships, and converting pipeline demand into binding customer orders.

We have the capital, the team, and the regulatory tailwinds to succeed. Our mission is to deliver safe, reliable, and affordable zero-carbon energy solutions to a rapidly transforming world - and we are on track to do exactly that.

With that, operator, we’re ready to open the line for questions.

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